UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015 (January 28, 2015)

NV5 Holdings, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida		33021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 28, 2015, the Board of Directors (the “Board”) of NV5 Holdings, Inc. (the “Company” or “NV5”) approved an increase in the number of directors of the Company from 5 to 7 persons. Also on January 28, 2015, the Board appointed Alexander A. Hockman, PE, and François Tardan to serve as members of the Board of Directors of the Company. Each new director was appointed with a term expiring at the 2015 annual meeting of shareholders of the Company.

Prior to his current role as President and Chief Operating Officer ("COO"), in which he oversees operations of all five of NV5's core verticals, Mr. Hockman served as Executive Vice President and COO of Construction Quality Assurance, the company's most profitable service line. Before joining NV5 in 2011, Mr. Hockman was COO of the Construction Materials Testing Division of Bureau Veritas, one of the largest international testing, inspection and certification services companies. Mr. Hockman was President of Intercounty Laboratories from 1985 until 2003, when Bureau Veritas acquired the company.

There is no arrangement or understanding between Mr. Hockman and any other person pursuant to which Mr. Hockman was appointed to the Board, and there are no transactions in which Mr. Hockman has an interest requiring disclosure under Item 404(a) of Regulation S-K. No director or executive officer of the Company has any family relationship with Mr. Hockman. Mr. Hockman will not serve on any committees of the Board.

Mr. Tardan served as Executive Vice President and Chief Financial Officer of Bureau Veritas, a global leader in testing, inspection and certification (Euronext Paris: BVI) from 1998 to 2011. Before 1998 Mr. Tardan was President and CEO of Fondasol, a notable European geotechnical firm with offices in France, Brussels, Luxembourg and Morocco.

Mr. Tardan’s compensation for service as a non-employee director will be in accordance with the Company’s Director Compensation Policy as more fully described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 25, 2014. Prior to his appointment, the Board determined that Mr. Tarden is “independent” for purposes of the listing standards of the NASDAQ Capital Market and under the Company’s Corporate Governance Guidelines. The Board has not yet determined the committee(s) of the Board on which Mr. Tardan will serve.

There are no arrangements or understandings between Mr Tardan and any other person pursuant to which Mr. Tardan was appointed to the Board, nor is Mr. Tardan a participant in any related party transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Other Events.

On January 28, 2015, the Company issued a press release announcing the appointment of Mr. Hockman to the Board of Directors of the Company as discussed under Item 5.02. On January 29, 2015, the Company issued a press release announcing the appointment of Mr. Tardan to the Board of Directors of the Company as discussed under Item 5.02. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

99.1	Press Release dated January 28, 2015.

99.2	Press Release dated January 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2015	NV5 HOLDINGS, INC.
	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 28, 2015.

99.2	Press Release dated January 29, 2015.